SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          April 17, 2003
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                              THE SOUTHERN COMPANY
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             (Exact name of registrant as specified in its charter)

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        Delaware                    1-3526                  58-0690070
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(State or other jurisdiction   (Commission File    (IRS Employer Identification
     of incorporation)             Number)                     No.)


270 Peachtree Street, NW, Atlanta, Georgia                    30303
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 (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code         (404) 506-5000
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                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.         Other Events and Regulation FD Disclosure.
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The Southern Company ("Southern Company") has learned that on April 17, 2003, a retired employee of a subsidiary of Mirant Corporation ("Mirant") filed a complaint in the United States District Court for the Northern District of Georgia (Civil Action No. 1: 03-CV-1027) alleging violations of the Employee Retirement Income Security Act and naming as defendants Mirant, Southern Company, several current and former directors and officers of Mirant and/or Southern Company, and "Unknown Fiduciary Defendants 1-100."

The named plaintiff, James Brown, seeks to represent a purported class consisting of individuals who were participants in or beneficiaries of two Mirant employee plans and their predecessor plans (the "Plans") at any time between January 1, 2000 and the filing of the complaint whose plan accounts included investments in Mirant common stock or the "Mirant Corporation Stock Fund." The complaint alleges that the defendants misled participants in the Plans by concealing Mirant's alleged "participation in the illegal manipulation of energy prices in California during 2000 and 2001 as well as other irregular and unlawful accounting manipulations tied to energy trading." The complaint does not contain any specific allegations of wrongdoing with respect to Southern Company.

Southern Company denies any wrongdoing and intends vigorously to defend this action. The final outcome of this matter cannot now be determined.



                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     April 29, 2003          THE SOUTHERN COMPANY



                                  By /s/Tommy Chisholm
                                      Tommy Chisholm
                                        Secretary